Exhibit 10.13

WYETH

DEFERRED STOCK UNIT AWARD AGREEMENT

UNDER THE WYETH 2008 NON-EMPLOYEE

DIRECTOR STOCK INCENTIVE PLAN

[Name and Address of Grantee] (the “Grantee”)	DATE OF GRANT:

NUMBER OF DEFERRED STOCK UNITS:

1. Grant of Deferred Stock Unit Award. Wyeth, a Delaware corporation (the “Company”), pursuant to its 2008 Non-Employee Director Stock Incentive Plan (the “Plan”), hereby grants the Grantee the number of Deferred Stock Units specified above (the “Deferred Stock Unit Award”). Each Deferred Stock Unit shall represent the right to receive one share of Stock subject to the terms and conditions set forth herein, as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Deferred Stock Unit Award Agreement (this “Agreement”), the Plan shall govern and control.

2. Vesting Schedule. Subject to the Grantee’s continued Board Membership through the applicable vesting date, the Deferred Stock Unit Award shall become fully vested on the date that is twelve (12) months and thirty (30) days following the Date of Grant; provided, however, that no portion of the Deferred Stock Unit Award shall become vested prior to the date upon which the Grantee has completed two years of continuous Board Membership following the Grantee’s election to the Board. Notwithstanding the foregoing, and subject to applicable laws, the Deferred Stock Unit Award set forth in this Agreement shall become immediately vested upon the occurrence of a Change in Control solely to the extent provided in Section 13 hereof.

3. Accelerated Vesting and Forfeiture of Deferred Stock Unit Award Upon Termination of Board Membership. In the event that the Grantee dies or incurs a Termination of Board Membership on account of the Grantee’s Mandatory Retirement, and if the Grantee has completed at least two years of continuous Board Membership, all unvested Deferred Stock Units granted under this Agreement and held by the Grantee as of such termination date shall immediately become fully vested. In the event that the Grantee incurs a Termination of Board Membership for any other reason, all unvested Deferred Stock Units granted under this Agreement and held by the Grantee as of such termination date shall immediately expire and be forfeited without further consideration to the Grantee.

4. Payment Election. No later than thirty (30) days following the Date of Grant, the Grantee shall make an Initial Election by filing with the Company an initial Payment Election Form, in a form provided by the Company, indicating whether the payment of the Deferred Stock Unit Award, if vested, upon the Grantee’s death or Termination of Board

Membership is to be made in a lump sum or in a series of 2 to 10 substantially equal annual installments and the time of payment. If the Grantee fails to file a timely Payment Election Form or makes a payment election that is invalid or not otherwise permitted by the Plan, the Deferred Stock Unit Award, by default, shall be distributed, to the extent then vested, in a lump sum on the first day of the month following the death or Termination of Board Membership of the Grantee (the “Default Election”). The Initial Election (or the Default Election, if applicable) shall be a standing election and shall apply to the Deferred Stock Unit Award granted under this Agreement and, unless such standing election is modified, to all of the Grantee’s subsequent Deferred Stock Unit Awards. The Grantee may elect to change the time and form of payment for any future Deferred Stock Unit Award by filing with the Company a Payment Election Modification Form, in a form provided by the Company, with the Company. A Payment Election Modification Form must (i) be in accordance with the Plan, and (ii) be made in writing and filed no later than December 31, or such earlier date prescribed by the Committee, in the calendar year prior to the calendar year in which the Deferred Stock Unit Award with respect to which the modification shall be effective is granted. Any such Payment Election Modification Form shall apply to all of the Grantee’s Deferred Stock Unit Awards granted in calendar years subsequent to the filing of such election, unless and until a new Payment Election Modification Form is filed with the Company. An Initial Election pursuant to this Section 4 shall be in accordance with the Applicable Transition Relief and shall not apply if the Deferred Stock Unit Award would otherwise be distributable in the calendar year in which the election is made. An election pursuant to this Section 4 shall become irrevocable on the last permissible date for making such election but may be changed at any time before such date. “Applicable Transition Relief” means the following transition guidance, as applicable, with respect to the application of Section 409A: (i) I.R.S. Notice 2005-1, I.R.B. 274 (published as modified on January 6, 2005), (ii) Section XI.C. of the preamble to the proposed Treasury Regulations under Section 409A (70 F.R. 57930; October 4, 2005), (iii) I.R.S. Notice 2006-79, I.R.B. 2006-43 and (iv) I.R.S. Notice 2007-86, I.R.B. 2007-46.

5. Deferred Unit Account. On the Date of Grant, the Company shall establish a Deferred Unit Account for the Grantee and shall credit such newly established Deferred Unit Account with the number of Deferred Stock Units attributable to the Deferred Stock Unit Award.

6. Contribution of Stock to Trust. On the Date of Grant, the Company shall contribute to the Trust for the benefit of the Grantee a number of shares of Stock equal to the number of Deferred Stock Units granted to the Grantee pursuant to the Deferred Stock Unit Award. The Company shall instruct the Trustee to establish a Deferred Stock Account for the Grantee and allocate the number of shares of Stock attributable to the Deferred Stock Unit Award to such newly established Deferred Stock Account. Stock held in the Deferred Stock Account (including, without limitation, Dividend Equivalents) shall be subject to vesting to the same extent that the Deferred Stock Unit Award is subject to vesting. Upon forfeiture of all or a portion of the Deferred Stock Unit Award as provided in Section 3 above, the corresponding number of shares of Stock held in the Deferred Stock Account shall be forfeited and returned to the Company.

7. Dividend Equivalents. The Company shall withhold cash dividends payable on the shares of Stock held in the Trust and, on each date that cash dividends are otherwise payable to the holders of Stock, the Company shall credit the Dividend Equivalents to the Grantee’s Deferred Unit Account. From time to time, the Company shall deduct the value of full and/or fractional shares of Stock, as determined by the Committee, from the Grantee’s Deferred Unit Account and contribute such full and/or fractional shares of Stock to the Grantee’s Deferred Stock Account in the Trust. Dividend Equivalents and shares of Stock attributable to such Dividend Equivalents shall be subject to forfeiture in the same manner as the Deferred Stock Unit Award and, to the extent not forfeited, paid to the Grantee in the same form and at the same time as the shares of Stock subject to this Deferred Stock Unit Award.

8. Payment of Deferred Stock Unit Awards.

(a) The shares of Stock attributable to this Deferred Stock Unit Award (including shares attributable to converted Dividend Equivalents) shall be held in the Trust until the Grantee’s death or Termination of Board Membership. Following such Termination of Board Membership for any reason, the shares of Stock held in the Grantee’s Deferred Stock Account attributable to the vested Deferred Stock Units granted hereunder (including shares attributable to converted Dividend Equivalents), and all vested amounts then credited to such Grantee’s Deferred Unit Account that have not yet been converted into shares of Stock, shall be distributed by the Trustee to the Grantee, in a lump sum or in a series of annual installments (net of required withholding for federal, state, local and foreign taxes, if any), as elected by the Grantee pursuant to the Grantee’s Payment Election Form or Default Election, as applicable. Upon the death of a Grantee, undistributed vested shares of Stock attributable to this Deferred Stock Unit Award (including shares attributable to converted Dividend Equivalents), and all vested amounts then credited to such Grantee’s Deferred Unit Account that have not yet been converted into shares of Stock, shall be distributed in a lump sum to the Grantee or the Grantee’s estate or beneficiary, as applicable (net of required withholding for federal, state, local and foreign taxes, if any), disregarding the election pursuant to Section 4 hereof, on the first day of the month following the Grantee’s death.

(b) Notwithstanding anything herein to the contrary, (i) to the extent that the distribution of this Deferred Stock Unit Award is made on account of the Grantee’s Termination of Board Membership during the period beginning on the Grantee’s Termination from Board Membership and ending on the six-month anniversary of such date and (ii) at the time of such Termination of Board Membership, the Grantee is a Specified Employee (within the meaning of Section 409A(a)(2)(b)(1) of the Internal Revenue Code of 1986, as amended, as determined in accordance with the uniform methodology and procedures adopted by the Company and then in effect), then such issuance shall be delayed until the first day of the month following the six-month anniversary of the Termination of Board Membership.

9. No Right to Board Membership. This Agreement does not confer upon the Grantee any right to remain a member of the Board, nor confer any obligation on the part of the Company or the Board to nominate the Grantee for re-election by the Company’s stockholders.

10. Non-Transferability. The Deferred Stock Unit Award may not be assigned or transferred, pledged or sold prior to its delivery to the Grantee or, in the case of the Grantee’s death, to the Grantee’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the transfer of the Deferred Stock Unit Award for estate planning purposes shall be allowed in accordance with applicable law.

11. Government and Other Regulations.

(a) The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary and subject to this Section 11, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. Accordingly, if the Committee reasonably anticipates that payment of any Deferred Stock Unit Award would violate Federal securities laws or any other applicable law, the Committee may, in its discretion, delay payment; provided that such delay is effected in a manner that will not result in the imposition on any person of taxes, interest or penalties under Section 409A. In the event of such delay, the payment of the Awards in Stock shall be made as of the earliest date the Committee reasonably anticipates that such issuance will not cause such violation of applicable law or imposition of taxes.

(b) The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

12. Change in Capital Structure. This Agreement and the number of Deferred Stock Units subject to this Deferred Stock Unit Award shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number or kind of a share of Stock or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or other consideration subject to this Deferred Stock Unit Award in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, the Grantee, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

13. Change in Control. In the event of a Change in Control, notwithstanding the vesting schedule set forth above, or any other limitation on vesting, (i) all unvested Deferred Stock Units subject to this Deferred Stock Unit Award shall immediately become 100% vested and the forfeiture provisions thereon shall lapse and (ii) the shares of Stock attributable to the Grantee’s Deferred Stock Unit Award (including shares attributable to Dividend Equivalents) shall be distributed in accordance with Section 8, unless the Change in Control is a Section 409A Change in Control Event. On the day following such Section 409A Change in Control Event, any outstanding Deferred Stock Unit Awards shall be cancelled and the Grantee shall receive, on the first day following such Change in Control, in a lump sum:

(a) the cash value (based upon the highest price per share of Stock received or to be received by the Stockholders of the Company in connection with such Change in Control) of the shares of Stock attributable to such Deferred Stock Unit Awards (including shares attributable to converted Dividend Equivalents) (net of required withholding for federal, state, local and foreign taxes, if any); and

(b) the cash value (determined in accordance with the Plan) of any Dividend Equivalents then credited to the Grantee’s Deferred Unit Account which have not yet been converted into shares of Stock and contributed to the Trust (net of required withholding for federal, state, local and foreign taxes, if any);

provided, however, that if such Change in Control occurs in 2008, such lump sum shall be distributed on January 2, 2009.

14. Administration. Subject to the express provisions of the Plan, this Agreement and the Plan are to be interpreted and administered by the Committee, whose determination shall be final. The Committee shall not have the right to amend this Deferred Stock Unit Award without the consent of the Grantee, except to the extent that the Committee determines such amendment to be necessary to ensure compliance with Section 409A and such amendment may be effected in a manner that complies with Section 409A. The Committee shall not have the discretionary authority to accelerate or delay the time of payment of the shares of Stock attributable to a Grantee’s Deferred Stock Unit Award, except to the extent that any such acceleration or delay may be effected in a manner that complies with Section 409A.

15. Governing Law. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such federal law as may be applicable.

[Signatures to follow on next page]

THE UNDERSIGNED GRANTEE ACKNOWLEDGES RECEIPT OF THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE DEFERRED STOCK UNIT AWARD UNDER THIS AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AGREEMENT AND THE PLAN.

WYETH

Chairman and Chief Executive Officer

Accepted and agreed to:

Name (please print)

Signature

6